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Exhibit 23




Consent of Independent Auditors


We consent to the incorporation by reference in the following Hibernia Corporation Registration Statements

     Form S-3 No. 33-26553 (dated February 21, 1989)
     Form S-8 No. 2-81353 (dated February 23, 1989)
     Form S-8 No. 33-26871 (dated February 23, 1989)
     Form S-3 No. 33-37701 (dated January 31, 1991)
     Form S-8 No. 2-96194 (dated April 8, 1991)
     Form S-3 No. 33-53108 (dated December 28, 1992)
     Form S-3 No. 33-5844 (dated December 28, 1992)
     Form S-4 No. 33-52971 (dated May 13, 1994)
     Form S-4 No. 33-51901 (dated May 13, 1994)
     Form S-4 No. 33-53011 (dated June 16, 1994)
     Form S-4 No. 33-52249 (dated July 8, 1994)
     Form S-4 No. 33-56037 (dated November 8, 1994)
     Form S-4 No. 33-56341 (dated November 11, 1994)
     Form S-4 No. 33-57055 (dated December 29, 1994)
     Form S-4 No. 33-57771 (dated February 28, 1995)
     Form S-4 No. 33-58537 (dated June 2, 1995)
     Form S-4 No. 33-58813 (dated June 2, 1995)

of our report dated January 9, 1995, except for the poolings of interests with the 1995 Pooled Companies described in Note 2, as to which the date is July 1, 1995, with respect to the supplemental consolidated financial statements of Hibernia Corporation included in this Report on Form 8-K dated October 12, 1995.

s/ERNST & YOUNG LLP

New Orleans, Louisiana
October 10, 1995